Exhibit 99.1
For Immediate Release
Contact:
Debi Neary Ethridge
Vice President, Finance & Investor Relations
dethridge@lodgian.com
(404) 365-2719
Lodgian Reports 2009 Fourth Quarter and Full-Year 2009 Results
     ATLANTA, Ga., February 25, 2010—Lodgian, Inc. (NYSE Amex Equities: LGN), one of the nation’s largest independent owners and operators of full-service hotels, today reports results for the fourth quarter and full year ended December 31, 2009.
     The company will host a 10 a.m. E.T. conference call today to discuss results.
     The “33 continuing operations hotels” comprise those Lodgian properties that are not held for sale as of December 31, 2009, and include six hotels which were surrendered to a receiver in February 2010. Lists of properties, both continuing operations and held for sale, are attached to this press release.
Statistics for 33 Continuing Operations Hotels

	4Q	4Q	%	Year	Year	%
	2009*	2008*	Change	2009*	2008*	Change
Rooms revenue	$29,864	$36,857	-19.0%	$139,501	$170,752	-18.3%
RevPAR	$51.76	$63.77	-18.8%	$60.90	$74.24	-18.0%
Total revenue	$41,815	$51,114	-18.2%	$188,544	$228,194	-17.4%
Loss from continuing operations	$(8,410)	$(4,884)	n/m	$(50,349)	$(8,014)	n/m
EBITDA	$3,731	$7,386	-49.5%	$(2,489)	$40,218	n/m
Adjusted EBITDA (defined below)	$4,057	$8,795	-53.9%	$28,304	$45,825	-38.2%
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Consolidated Financial Results

	4Q	4Q	%	Year	Year	%
	2009*	2008*	Change	2009*	2008*	Change
Loss from continuing operations	$(8,410)	$(4,884)	n/m	$(50,349)	$(8,014)	n/m
Income (loss) from discontinued operations	$5,695	$234	n/m	$(3,553)	$(3,970)	n/m
Net loss attributable to common stock	$(2,267)	$(4,650)	n/m	$(52,365)	$(11,984)	n/m
Loss per share attributable to common stock	$(0.11)	$(0.22)	n/m	$(2.46)	$(0.55)	n/m

*	Dollars in thousands except for RevPAR and per share data
In this press release, Lodgian uses the term “Adjusted EBITDA” to mean earnings before interest, taxes, depreciation and amortization (“EBITDA”), but excluding the effects of the following charges: impairment losses; and casualty (gains)/losses, net, for properties damaged by events such as hurricane, fire or flood. A reconciliation of EBITDA and Adjusted EBITDA to loss from continuing operations is included in the tables that accompany this press release.
Fourth Quarter 2009 Results
     Fourth quarter 2009 total revenue for our 33 continuing operations hotels declined approximately 18.2 percent to $41.8 million, compared to the 2008 fourth quarter. Occupancy decreased 10.6 percent to 57.2 percent, while average daily rate decreased 9.1 percent to $90.56 in the 2009 fourth quarter. Loss from continuing operations was $(8.4) million, compared to $(4.9) million in the 2008 fourth quarter.
     Net loss attributable to common shares was $(2.3) million, or $(0.11) per share, compared to a net loss of $(4.7) million, or $(0.22) per share in the 2008 fourth quarter. The lower net loss in the 2009 fourth quarter was due to net income from discontinued operations of $5.7 million, which was driven by a net $6.1 million gain on property sales.
     EBITDA from continuing operations hotels declined $(3.7) million to $3.7 million, compared to the prior year’s fourth quarter. Adjusted EBITDA for the same properties decreased from $8.8 million in the fourth quarter of 2008 to $4.0 million in the 2009 fourth quarter. Adjusted EBITDA margins for the 33 continuing operations hotels declined 750 basis
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points to 9.7 percent during the 2009 fourth quarter, compared to the 2008 fourth quarter, due to the significant decline in revenue.
Full Year 2009 Results
     2009 total revenue for continuing operations hotels declined 17.4 percent to $188.5 million from $228.2 million in 2008. Occupancy decreased 9.9 percent to 63.1 percent, while average daily rate decreased 9.0 percent to $96.56 in 2009. Loss from continuing operations was $(50.3) million, compared to $(8.0) million in 2008, due to impairment losses of $30.7 million recorded during 2009 compared to $4.5 million of impairment losses recorded during 2008, as well as the significant decline in revenue.
     Net loss attributable to common shares was $(52.4) million, or $(2.46) per share, compared to a net loss of $(12.0) million, or $(0.55) per diluted share in 2008.
     EBITDA from continuing operations hotels declined to $(2.5) million, compared to $40.2 million the prior year, due largely to the previously discussed impairment losses. Adjusted EBITDA for the same properties decreased from $45.8 million in 2008 to $28.3 million in 2009. Adjusted EBITDA margins for the 33 continuing operations hotels decreased 500 basis points to 15.0 percent for the 2009 full year due to the significant revenue decline.
Management Comments
     “Competition remains fierce as hotels in segments above the hotels in our portfolio continue to discount deeply to attract our guests,” said Dan Ellis, Lodgian president and chief executive officer. “This has especially impacted our contract business. This pricing war, combined with a very strong 2008 fourth quarter in which we outperformed the industry, impacted our continuing operations hotels’ RevPAR, which was down 18.2 percent, compared to an industry average of 11.7 percent. Our RevPAR market share declined to 98.9 percent, compared to 102.5 percent in the previous year’s fourth quarter. We continue to compete
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aggressively, but will not take on business solely for the sake of revenue when there is essentially no profit.”
Pending Merger Transaction
     As previously announced on January 22, 2010, the company entered into a definitive agreement to be acquired by LSREF Lodging Investments, LLC (“Purchaser”), in a transaction valued at approximately $270 million, including assumed debt.
     Under the terms of the agreement, Purchaser will acquire all of the outstanding common stock of Lodgian for $2.50 per share in an all-cash transaction. The price represents a premium of approximately 67.2 percent over Lodgian’s average closing share price during the trading period of one calendar month prior to January 15, 2010 and 64.3 percent over Lodgian’s average closing share price during the trading period of six calendar months prior to January 15, 2010.
     Lodgian’s Board of Directors has unanimously approved the merger agreement and has recommended approval of the transaction by Lodgian shareholders.
     Further information can be found in the preliminary proxy statement filed on February 16, 2010.
Asset Disposition Program
     During the year, Lodgian sold five hotels for gross proceeds of $21.9 million. Of the proceeds, $6.8 million was used for debt reduction and the remainder for general corporate purposes.
     As of December 31, 2009, one property remains classified as held for sale.
Balance Sheet Update
     Of the 33 continuing operations hotels, 31 were encumbered by mortgage debt as of December 31, 2009. These 31 hotels served as collateral for various mortgage debt facilities totaling $287.7 million at December 31, 2009. In February 2010, the six hotels which secured
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the Merrill Lynch Fixed Rate Pool 3 (“Pool 3”) were transferred to a court-appointed receiver. A summary of mortgage debt facilities, including Pool 3, is included in the supplemental information attached to this release.
     During the 2009 fourth quarter, the company surrendered control of the Crowne Plaza in Worcester, Mass. to a court-appointed receiver. As a result, all assets and liabilities were excluded from the company’s consolidated balance sheet as of December 31, 2009. The company does not believe the limited recourse provisions of the loan secured by the Crowne Plaza will be triggered by this transaction.
     Lodgian has approximately $56 million of mortgage debt maturing in 2010, comprising two single-asset mortgages and the Merrill Lynch Fixed Rate Pool 1. With respect to the Merrill Lynch Fixed Rate Pool 1, which is the largest maturity in 2010 with a principal balance of $34.5 million, Jones Lang LaSalle continues to pursue refinancing options for this pool on behalf of the company.
     At year-end 2009, Lodgian had $31.8 million in unrestricted and restricted cash on its balance sheet, as well as $6.2 million held by lenders for various capital expenditure projects.
Conference Call
     Lodgian will hold a conference call to discuss its 2009 fourth quarter and full year results today, February 25, at 10 a.m. Eastern time. To hear the webcast, interested parties may visit the company’s website at www.lodgian.com and click on Investor Relations and then Webcast, Q4 Earnings Conference Call. A recording of the call will be available by telephone until midnight on Thursday, March 4 by dialing (800) 406-7325, reference number 4231177. A replay of the conference call will be posted on Lodgian’s website.
Non-GAAP Financial Measures
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     The historical non-GAAP financial measures included in this press release are reconciled to the comparable GAAP measures in the schedules attached to this press release.
EBITDA and Adjusted EBITDA
     EBITDA and Adjusted EBITDA are non-GAAP measures and should not be used as a substitute for measures such as net income (loss), cash flows from operating activities, or other measures computed in accordance with GAAP. The company uses EBITDA and Adjusted EBITDA to measure its performance and to assist in the assessment of hotel property values. EBITDA is also a widely used industry measure which Lodgian believes provides pertinent information to investors and is an additional indicator of the company’s operating performance.
     The company defines Adjusted EBITDA as EBITDA excluding the effects of certain charges such as impairment losses; and casualty losses or gains related to damage to and insurance recoveries for properties damaged by events such as hurricane, fire or flood.
RevPAR Index
     RevPAR Index is computed by dividing the company’s RevPAR for a particular period by the market’s RevPAR over the same period. To derive the market’s RevPAR, we identify the hotels that the company considers to be competing hotels for each market in which the company operates. The group of hotels in each market is known as the competitive set. We then obtain RevPAR for each competitive set from Smith Travel Research, a leading provider of lodging industry data. We believe that RevPAR Index is a meaningful indicator of our performance because it measures our hotels in relation to our competitors. We use RevPAR Index to determine if our hotels are increasing market share, which is one of our key business objectives.
About Lodgian
     Lodgian is one of the largest independent owners and operators of full-service hotels in the United States. The company currently owns and manages a portfolio of 28 hotels with 5,359
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rooms located in 19 states. Of the company’s 28-hotel portfolio as of today, 14 are InterContinental Hotels Group brands (Crowne Plaza, Holiday Inn, Holiday Inn Select and Holiday Inn Express), 8 are Marriott brands (Marriott, Courtyard by Marriott, SpringHill Suites by Marriott, Residence Inn by Marriott and Fairfield Inn by Marriott), two are Hilton brands, and four are affiliated with other nationally recognized franchisors including Starwood, Wyndham, and Carlson. For more information about Lodgian, visit the company’s website: www.lodgian.com.
Additional Information and Where to Find it
     In connection with the proposed merger and required shareholder approval, Lodgian filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on February 16, 2010. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT LODGIAN AND THE MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Lodgian with the SEC may be obtained free of charge by contacting Lodgian, Inc., Attn: Investor Relations, 3445 Peachtree Road NE, Suite 700, Atlanta, Georgia 30326, Telephone: 404-364-9400. Our filings with the SEC are also available on our website at www.lodgian.com.
Participants in the Solicitation
     Lodgian and its officers and directors may be deemed to be participants in the solicitation of proxies from Lodgian’s shareholders with respect to the merger. Information about Lodgian’s officers and directors and their ownership of Lodgian’s common shares is set forth in the proxy statement for Lodgian’s 2009 Annual Meeting of Shareholders, which was filed with the SEC on March 20, 2009. Investors and security holders may obtain more detailed
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information regarding the direct and indirect interests of Lodgian and its respective officers and directors in the merger by reading the preliminary proxy statement regarding the merger which was filed with the SEC on February 16, 2010, and the definitive proxy statement which will be filed with the SEC at a later date.
Cautionary Note Regarding Forward-looking Statements
     This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the anticipated merger with an affiliate of Lone Star, Lodgian’s expectations regarding returning certain hotels to lenders, anticipated cost reductions, optional maturity extensions, property dispositions, future financial position, business strategy, projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Lodgian and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond Lodgian’s ability to control or predict. Such factors include, but are not limited to, any conditions imposed in connection with the merger, approval of the Merger Agreement by the stockholders of Lodgian, the satisfaction of various other conditions to the closing of the merger contemplated by the Merger Agreement, the effects
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of regional, national and international economic conditions, our ability to refinance or extend maturing mortgage indebtedness, competitive conditions in the lodging industry and increases in room supply, requirements of franchise agreements (including the right of franchisors to immediately terminate their respective agreements if we breach certain provisions), our ability to complete planned hotel dispositions, the ability to realize anticipated cost reductions, the effects of unpredictable weather events such as hurricanes, the financial condition of the airline industry and its impact on air travel, the effect of self-insured claims in excess of our reserves and our ability to obtain adequate insurance at reasonable rates, and other factors discussed under Item IA (Risk Factors) in Lodgian’s Form 10-K for the year ended December 31, 2008, and as updated in its Forms 10-Q for the quarters ended March 31, June 30 and September 30, 2009. Lodgian assumes no duty to update these statements.
     Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Lodgian or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and Lodgian undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.
# # #

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2009	December 31, 2008
	($ in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$20,446	$20,454
Cash, restricted	11,395	8,179
Accounts receivable (net of allowances: 2009 - $208; 2008 - $263)	4,786	7,115
Inventories	2,936	2,983
Prepaid expenses and other current assets	12,016	21,257
Assets held for sale	6,406	33,021

Total current assets	57,985	93,009

Property and equipment, net	382,663	447,366
Deposits for capital expenditures	6,162	11,408
Other assets	6,153	3,631

	$452,963	$555,414

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,931	$7,897
Other accrued liabilities	21,032	22,897
Advance deposits	958	1,293
Current portion of long-term liabilities	102,616	124,955
Liabilities related to assets held for sale	6,029	16,167

Total current liabilities	134,566	173,209

Long-term liabilities	185,132	194,800

Total liabilities	319,698	368,009

Commitments and contingencies
Stockholders’ equity:
Common stock, $.01 par value, 60,000,000 shares authorized; 25,148,853 and 25,075,837 issued at December 31, 2009 and December 31, 2008, respectively	252	251
Additional paid-in capital	331,779	330,785
Accumulated deficit	(157,611)	(105,246)
Accumulated other comprehensive income	74	1,262
Treasury stock, at cost, 3,827,603 and 3,806,000 shares at December 31, 2009 and December 31, 2008, respectively	(39,692)	(39,647)

Total stockholders’ equity attributable to common stock	134,802	187,405
Noncontrolling interest	(1,537)	0

Total stockholders’ equity	133,265	187,405

	$452,963	$555,414

LODGIAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	2009	2008
	($ in thousands)
Revenues:
Rooms	$139,501	$170,752
Food and beverage	42,191	49,741
Other	6,852	7,701

Total revenues	188,544	228,194

Direct operating expenses:
Rooms	39,438	44,330
Food and beverage	29,444	34,293
Other	4,730	5,467

Total direct operating expenses	73,612	84,090

	114,932	144,104

Other operating expenses:
Other hotel operating costs	57,009	66,221
Property and other taxes, insurance, and leases	16,387	15,769
Corporate and other	14,769	16,289
Casualty losses (gains), net	119	1,095
Depreciation and amortization	33,323	31,306
Impairment of long-lived assets	30,674	4,512

Total other operating expenses	152,281	135,192

Operating (loss) income	(37,349)	8,912
Other income (expenses):
Interest income and other	110	1,054

Interest expense	(12,837)	(17,900)

Loss before income taxes and noncontrolling interest	(50,076)	(7,934)
Provision for income taxes — continuing operations	(273)	(80)

Loss from continuing operations	(50,349)	(8,014)

Discontinued operations:
Loss from discontinued operations before income taxes	(3,749)	(3,939)
Benefit (provision) for income taxes — discontinued operations	196	(31)

Loss from discontinued operations	(3,553)	(3,970)

Net loss	(53,902)	(11,984)
Less: Net loss (income) attributable to noncontrolling interest	1,537	—

Net loss attributable to common stock	$(52,365)	$(11,984)

Basic and diluted net loss per share attributable to common stock	$(2.46)	$(0.55)

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS BY QUARTER
(UNAUDITED)

	2009				2008
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	($ in thousands)
Revenues:
Rooms	$29,864	$36,686	$38,053	$34,898	$36,857	$45,014	$47,183	$41,698
Food and beverage	10,428	9,930	11,765	10,068	12,507	11,752	14,217	11,265
Other	1,523	1,911	1,834	1,584	1,750	2,042	1,977	1,932

	41,815	48,527	51,652	46,550	51,114	58,808	63,377	54,895

Direct operating expenses:
Rooms	9,231	10,430	10,222	9,555	10,470	11,644	11,594	10,622
Food and beverage	7,223	7,348	7,760	7,113	8,365	8,500	9,174	8,254
Other	1,049	1,199	1,254	1,228	1,252	1,459	1,445	1,311

	17,503	18,977	19,236	17,896	20,087	21,603	22,213	20,187

	24,312	29,550	32,416	28,654	31,027	37,205	41,164	34,708

Other operating expenses:
Other hotel operating costs	13,209	14,911	14,150	14,739	15,146	17,404	16,782	16,889
Property and other taxes, insurance and leases	4,170	3,951	4,249	4,017	4,029	4,034	3,559	4,147
Corporate and other	3,322	4,288	3,559	3,600	3,057	4,368	3,505	5,359
Casualty losses (gains), net	1	23	14	81	1,151	(56)	—	—
Depreciation and amortization	8,174	8,433	8,505	8,211	8,119	7,927	7,891	7,369
Impairment of long-lived assets	325	29,488	699	162	258	1,371	743	2,140

Other operating expenses	29,201	61,094	31,176	30,810	31,760	35,048	32,480	35,904

Operating (loss) income	(4,889)	(31,544)	1,240	(2,156)	(733)	2,157	8,684	(1,196)

Other income (expenses):
Interest income and other	12	16	37	45	146	242	276	390
Other interest expense	(3,287)	(2,949)	(3,172)	(3,429)	(4,218)	(4,438)	(4,424)	(4,820)

(Loss) income before income taxes and non-controlling interests	(8,164)	(34,477)	(1,895)	(5,540)	(4,805)	(2,039)	4,536	(5,626)
(Provision) benefit for income taxes — continuing operations	(246)	(9)	47	(65)	(79)	15	(16)	—

(Loss) income from continuing operations	(8,410)	(34,486)	(1,848)	(5,605)	(4,884)	(2,024)	4,520	(5,626)

Discontinued operations:
Income (loss) from discontinued operations before income taxes	5,693	(2,461)	(5,540)	(1,440)	131	(4,171)	1,758	(1,657)
Benefit (provision) for income taxes	2	157	68	(31)	103	12	89	(235)

Income (loss) from discontinued operations	5,695	(2,304)	(5,472)	(1,472)	234	(4,159)	1,847	(1,892)

Net (loss) income	(2,713)	(36,790)	(7,317)	(7,082)	(4,650)	(6,183)	6,367	(7,518)
Less: Net loss attributable to noncontrolling interest	446	589	342	160	—	—	—	—

Net (loss) income attributable to common stock	$(2,267)	$(36,201)	$(6,975)	$(6,922)	$(4,650)	$(6,183)	$6,367	$(7,518)

Net (loss) income from continuing operations Basic and diluted	$(0.11)	$(1.70)	$(0.33)	$(0.32)	$(0.22)	$(0.29)	$0.29	$(0.33)

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures)
with Loss from Continuing Operations (a GAAP measure)
(UNAUDITED)

	2009	2008
	($ in thousands)
Continuing operations:
Loss from continuing operations	$(50,349)	$(8,014)
Net loss attributable to noncontrolling interest	1,537	—

Loss from continuing operations attributable to common stock	$(48,812)	$(8,014)
Depreciation and amortization	33,323	31,306
Interest income	(110)	(1,054)
Interest expense	12,837	17,900
Provision for income taxes	273	80

EBITDA from continuing operations	$(2,489)	$40,218

Adjustments to EBITDA:
Impairment of long-lived assets	$30,674	$4,512
Casualty losses, net	119	1,095

Adjusted EBITDA from continuing operations	$28,304	$45,825

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures) with Loss from Continuing Operations (a GAAP measure)
(UNAUDITED)

	2009				2008
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	($ in thousands)				($ in thousands)
Continuing operations:
(Loss) income from continuing operations	$(8,410)	$(34,486)	$(1,848)	$(5,605)	$(4,884)	$(2,024)	$4,520	$(5,626)
Net loss attributable to noncontrolling interest	446	589	342	160	—	—	—	—

(Loss) income from continuing operations attributable to common stock	$(7,964)	$(33,897)	$(1,506)	$(5,445)	$(4,884)	$(2,024)	$4,520	$(5,626)
Depreciation and amortization	8,174	8,433	8,505	8,211	8,119	7,927	7,891	7,369
Interest income	(12)	(16)	(37)	(45)	(146)	(242)	(276)	(390)
Interest expense	3,287	2,949	3,172	3,429	4,218	4,438	4,424	4,820
Provision (benefit) for income taxes	246	9	(47)	65	79	(15)	16	—

EBITDA from continuing operations	$3,731	$(22,522)	$10,087	$6,215	$7,386	$10,084	$16,575	$6,173

Adjustments to EBITDA:
Impairment of long-lived assets	$325	$29,488	$699	$162	$258	$1,371	$743	$2,140
Casualty losses, net	1	23	14	81	1,151	(56)	—	—

Adjusted EBITDA from continuing operations	$4,057	$6,989	$10,800	$6,458	$8,795	$11,399	$17,318	$8,313

Lodgian, Inc.
Summary of Mortgage Debt as of December 31, 2009
($ in thousands)

	Number	Debt	Maturity
	of Hotels	Balance	Date		Interest rate
Mortgage Debt
IXIS	3	$20,679	Mar-10	[1]	LIBOR plus 2.95%, capped at 7.45%
IXIS	1	18,294	Dec-10		LIBOR plus 2.90%, capped at 7.90%
Goldman Sachs	10	130,000	May-10	[2]	LIBOR plus 1.50%; capped at 6.50%
Merrill Lynch Mortgage Lending, Inc. — Fixed #1	4	34,471	Jul-10		6.58%
Merrill Lynch Mortgage Lending, Inc. — Fixed #3	6	45,500	Oct-09	[3]	6.58%
Merrill Lynch Mortgage Lending, Inc. — Fixed #4	6	34,648	Jul-12		6.58%
Wachovia- Pinehurst	1	2,920	Jun-10		5.78%
Wachovia- Palm Desert	1	5,645	Feb-11		6.04%

Total Mortgage Debt	32	$292,157			3.96	% [4]

[1]-	Upon the satisfaction of certain conditions, one one-year extension option is available beyond the maturity date

[2]-	Upon the satisfaction of certain conditions, two one-year extension options are available beyond the maturity date

[3]-	These hotels were transferred to a court-appointed receiver in February 2010

[4]-	Annual effective weighted average cost of debt at December 31, 2009

Lodgian, Inc.
2009 Supplemental Operating Information

Hotel	Room		Three months ended
Count [1]	Count		December 31, 2009	December 31, 2008	Increase (Decrease)
33	6,272	All Continuing Operations hotels
		Occupancy	57.1%	64.0%		(10.8)%
		ADR	$90.56	$99.66	$(9.10)	(9.1)%
		RevPAR	$51.76	$63.77	$(12.01)	(18.8)%
		RevPAR Index	98.9%	102.5%		(3.5)%

28	5,189	Continuing Operations less hotels under renovation in the fourth quarter 2008 or 2009
		Occupancy	58.4%	64.8%		(9.9)%
		ADR	$90.36	$99.60	$(9.24)	(9.3)%
		RevPAR	$52.79	$64.54	$(11.75)	(18.2)%
		RevPAR Index	99.7%	104.2%		(4.3)%

12	1,398	Marriott Hotels
		Occupancy	60.4%	67.6%		(10.7)%
		ADR	$95.97	$107.97	$(12.00)	(11.1)%
		RevPAR	$57.97	$73.03	$(15.06)	(20.6)%
		RevPAR Index	110.9%	117.4%		(5.5)%

2	396	Hilton Hotels
		Occupancy	51.3%	60.5%		(15.2)%
		ADR	$105.98	$107.43	$(1.45)	(1.3)%
		RevPAR	$54.40	$65.04	$(10.64)	(16.4)%
		RevPAR Index	98.4%	101.9%		(3.4)%

15	3,603	IHG Hotels
		Occupancy	55.1%	61.8%		(10.8)%
		ADR	$90.40	$98.56	$(8.16)	(8.3)%
		RevPAR	$49.80	$60.96	$(11.16)	(18.3)%
		RevPAR Index	95.7%	98.2%		(2.5)%

4	875	Other Brands — Radisson, Wyndham & Four Points by Sheraton
		Occupancy	63.1%	68.6%		(8.0)%
		ADR	$77.19	$87.57	$(10.38)	(11.9)%
		RevPAR	$48.70	$60.05	$(11.35)	(18.9)%
		RevPAR Index	92.6%	96.4%		(3.9)%

Note:

[1]-	Hotel count includes six hotels which were surrendered to a court-appointed receiver in February 2010

Lodgian, Inc.
2009 Supplemental Operating Information

Hotel Count	Room
[1]	Count		2009	2008	Increase (Decrease)
33	6,272	All Continuing Operations hotels
		Occupancy	63.1%	70.0%		(9.9)%
		ADR	$96.56	$106.13	$(9.57)	(9.0)%
		RevPAR	$60.90	$74.24	$(13.34)	(18.0)%
		RevPAR Index	100.0%	100.6%		(0.6)%

21	4,018	Continuing Operations less hotels under renovation during 2008 or 2009
		Occupancy	63.0%	70.4%		(10.5)%
		ADR	$93.28	$102.57	$(9.29)	(9.1)%
		RevPAR	$58.75	$72.20	$(13.45)	(18.6)%
		RevPAR Index	98.6%	100.0%		(1.4)%

12	1,398	Marriott Hotels
		Occupancy	65.9%	72.2%		(8.7)%
		ADR	$99.75	$112.33	$(12.58)	(11.2)%
		RevPAR	$65.74	$81.09	$(15.35)	(18.9)%
		RevPAR Index	111.4%	111.6%		(0.2)%

2	396	Hilton Hotels
		Occupancy	56.0%	65.1%		(14.0)%
		ADR	$109.03	$111.27	$(2.24)	(2.0)%
		RevPAR	$61.10	$72.47	$(11.37)	(15.7)%
		RevPAR Index	96.2%	97.3%		(1.1)%

15	3,603	IHG Hotels
		Occupancy	62.3%	70.0%		(11.0)%
		ADR	$98.71	$105.93	$(7.22)	(6.8)%
		RevPAR	$61.47	$74.13	$(12.66)	(17.1)%
		RevPAR Index	97.8%	99.4%		(1.6)%

4	875	Other Brands — Radisson, Wyndham & Four Points by Sheraton
		Occupancy	65.0%	68.5%		(5.1)%
		ADR	$78.06	$94.28	$(16.22)	(17.2)%
		RevPAR	$50.76	$64.55	$(13.79)	(21.4)%
		RevPAR Index	90.3%	88.7%		1.8%

Note:

[1]-	Hotel count includes six hotels which were surrendered to a court-appointed receiver in February 2010

Lodgian, Inc.
Hotel Portfolio as of December 31, 2009

Location	Brand	Rooms
Continuing Operations
Bentonville, AR	Courtyard by Marriott	90	[1]
Little Rock, AR	Residence Inn by Marriott	96
Phoenix, AZ	Crowne Plaza	295
Phoenix, AZ	Radisson	159
Denver, CO	Marriott	238
Melbourne, FL	Crowne Plaza	270
West Palm Beach, FL	Crowne Plaza	219
Atlanta, GA	Courtyard by Marriott	181
Ft. Wayne, IN	Hilton	244
Florence, KY	Courtyard by Marriott	78	[1]
Paducah, KY	Courtyard by Marriott	100
Kenner, LA	Radisson	244
Lafayette, LA	Courtyard by Marriott	90
Dedham, MA	Residence Inn by Marriott	81
Baltimore (BWI Airport), MD	Holiday Inn	259
Baltimore (Inner Harbor), MD	Holiday Inn	365	[1]
Columbia, MD	Hilton	152
Silver Spring, MD	Crowne Plaza	231
Pinehurst, NC	Springhill Suites by Marriott	107
Merrimack, NH	Fairfield Inn by Marriott	115	[1]
Santa Fe, NM	Holiday Inn	130
Albany, NY	Crowne Plaza	384
Strongsville, OH	Holiday Inn	303
Tulsa, OK	Courtyard by Marriott	122
Monroeville, PA	Holiday Inn	187
Philadelphia, PA	Four Points by Sheraton	190
Pittsburgh — Washington, PA	Holiday Inn	138
Pittsburgh, PA	Crowne Plaza	193
Hilton Head, SC	Holiday Inn	202
Myrtle Beach, SC	Holiday Inn	133
Abilene, TX	Courtyard by Marriott	100	[1]
Dallas (DFW Airport), TX	Wyndham	282
Houston, TX	Crowne Plaza	294	[1]

		6,272

Held For Sale
Palm Desert, CA	Holiday Inn Express	129

Note:

[1]-	These properties were surrendered to a court-appointed receiver in February 2010.